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                                                                    Exhibit 4.6


                              CERTIFICATE OF TRUST OF

                            MDC CAPITAL FUNDING TRUST I

     THIS Certificate of Trust of MDC Capital Funding Trust I (the "Trust"), dated January 8, 1999, is being duly executed and filed by First Chicago Delaware Inc., a Delaware corporation, as trustee, and Daniel S. Japha, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801 ET SEQ.).

     1. NAME. The name of the business trust formed hereby is MDC Capital Funding Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, New Castle County, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have executed this Certificate of Trust as of the date first-above written.

                                       FIRST CHICAGO DELAWARE INC.
                                          as trustee



                                       By:  /s/ Steven M. Wagner
                                          ---------------------------
                                          Name: Steven M. Wagner
                                               ----------------------
                                          Title: Vice President
                                                ---------------------


                                       /s/ Daniel S. Japha
                                       ------------------------------
                                       Daniel S. Japha
                                          as Trustee